AMENDMENT TO COLLABORATIVE RESEARCH AGREEMENT

This Amendment is hereby made on this 6th day of October 2017. The Parties hereto have previously entered into a COLLABORATIVE RESEARCH AGREEMENT (the “Agreement”) on July 25, 2016 between Scythian Biosciences Inc. which through amalgamation is now Scythian Biosciences Corp. (the “Company”), and University of Miami (the “Institution”). Each of the Company and Institution are sometimes referred to herein as a “Party” or, jointly, as the “Parties.”

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and intending to be legally bound hereby, the Parties agree to amend the Agreement as follows:

1.       Exhibit B (the Budget) as contained in the Agreement is hereby replaced with the new Exhibit B (the Revised Budget) as annexed hereto.

2.       The Parties hereby acknowledge that Scythian Biosciences Corp. shall replace Scythian Biosciences Inc. as the “Company” in the Agreement.

3.       Any and all other terms and conditions of the original Agreement shall remain in full force and effect except as modified herein.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

SCYTHIAN BIOSCIENCES CORP.	UNIVERSITY OF MIAMI

By:	By:
Name:	Name:
Title:	Title:

READ AND UNDERSTOOD:

By:
Name:	Dr. Gillian Hotz
Title:	Project Director

REVISED Exhibit B

Budget

1st payment (received 11/28/16): For Project Start up: DC $193,798.45 - IDC $56,201.55; Total $250,000.00

2nd payment (received 02/01/17): For Project Start up: DC $135,658.92 - IDC $39,341.08; Total $175,000.00

3rd payment (received 03/27/17): For Project Start up, pre-clinical and clinical research projects: DC $775,193.80 - IDC $224,806.20; Total $1,000,000.00

4th payment (received 08/07/17): For Project Start up, pre-clinical and clinical research projects: DC $775,193.80 - IDC $224,806.20; Total $1,000,000.00

Future payments are due on the quarterly basis, on the first day of the quarter, through Year 5 to cover all applicable research activities and projects within the scope of the Agreement.

First quarterly payment (payment 1) is due on October 1, 2017. Last quarterly payment (payment 16) is due on July 1, 2021.

Amount of quarterly payments 1 – 3, 5 – 7, 9 – 11 and 13 – 15 is:

DC $775,193.80 - IDC $224,806.20; Total $1,000,000.00

Amount of quarterly payments 4, 8, 12 and 16 is:

DC $1,204,458.00 – IDC $349,292.00; Total $1,553,750.00

These payments are to be reconciled every 6 month with the quarterly written reports submitted by Institution to Company. Institutional overhead of 29% is indicated for all payment milestones listed above as applicable.

Total amount of funding, inclusive of Institutional overhead is $20,640,000.00